UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 23, 2016 (November 22, 2016)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal offices) (Zip Code)

(Registrant’s telephone number, including area code): (303) 691-3905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Compensatory Arrangements of Certain Officers.

McPeek Change in Control Agreement

On November 22, 2016, Janus Management Holdings Corporation (“JMHC”), a subsidiary of Janus Capital Group Inc. (“JCG”, and together with JMHC, the “Company”), entered into a change in control agreement (“CIC Agreement”) with Jennifer McPeek (Executive Vice President and Chief Financial Officer of JCG), providing for benefits in the event of a qualifying termination following the consummation of a “change in control” of the Company (which will include the consummation of the proposed merger of JCG and Henderson Group plc which has been previously announced (the “Merger”)).

The CIC Agreement provides that, in the event Ms. McPeek’s employment is terminated within two years following the consummation of the Merger by the Company (other than for “cause” or due to death or disability) or by Ms. McPeek for “good reason,” the Company will pay Ms. McPeek the following: (i) 1.5 times the  sum of Ms. McPeek’s base salary plus annual cash bonus earned with respect to the calendar year ending prior to the date of the termination; or employment; and (ii) outplacement services for three (3) months. In addition, in the event Ms. McPeek’s employment is terminated for any reason within two years following the consummation of the Merger, the Company shall pay to Ms. McPeek an amount equal to the regular annual bonus compensation earned by Ms. McPeek in respect of the calendar year ending prior to the date of such termination pro-rated for the calendar year that includes the date of termination through the date of termination. The CIC Agreement does not provide for a gross-up payment arising from any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

“Good Reason” for the termination by Ms. McPeek of her employment shall mean, generally, the occurrence (without Ms. McPeek’s express written consent) of any one of the following: (i) a material negative change in the nature, status or scope of Ms. McPeek’s responsibilities (other than specific changes agreed to in connection with the Merger), (ii) a material negative change in Ms. McPeek’s base salary, or (iii) the relocation of Ms. McPeek’s principal place of employment that results in an increase in Ms. McPeek’s daily commute by more than 40 miles in one direction.

A copy of the CIC Agreement is attached hereto as Exhibits 10.1, and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 9.01                   Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description
10.1	Change in Control Agreement by and between Jennifer McPeek and Janus Management Holdings Corporation, dated November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2016

JANUS CAPITAL GROUP

By:	/s/ David W. Grawemeyer
David W. Grawemeyer
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Agreement by and between Jennifer McPeek and Janus Management Holdings Corporation, dated November 22, 2016.